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EXHIBIT 23.03

PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-68516 of Public Service Company of North Carolina, Incorporated on Form S-3 of our report dated February 28, 2005 relating to the financial statements and financial statement schedule of Public Service Company of North Carolina, Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002 as discussed in Note 1) appearing in this Annual Report on Form 10-K of Public Service Company of North Carolina, Incorporated for the year ended December 31, 2004.

s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
February 28, 2005

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PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM